EXHIBIT 5

M&T BANK
MANUFACTURERS AND TRADERS TRUST COMPANY

                              CREDIT LINE MORTGAGE

DATE:    AS OF APRIL 20, 2005

MORTGAGOR: MAJESTIC EMPIRE HOLDINGS, L.L.C. A(n) individual(s) corporation limited liability company partnership ____________ organized and registered under the laws of the State of NEVADA Organizational Identification Number (if any): ________________ (Note: this number is not the same as the Taxpayer Identification Number.) Chief executive office/residence: C/O THE BRIAD GROUP, 78 OKNER PARKWAY, LIVINGSTON, NEW JERSEY 07039

MORTGAGEE:   MANUFACTURERS  AND  TRADERS  TRUST  COMPANY,  a  New  York  banking corporation having offices at One Fountain Plaza, Buffalo, New York 14203, Attn:
General Counsel.

IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE TERMS OF THIS MORTGAGE AND THE TERMS OF THE COMMITMENT LETTER DATED AS OF APRIL 20, 2005, FROM MORTGAGEE TO MORTGAGOR RELATING TO THIS LOAN (AS THE SAME MAY BE AMENDED FROM TIME TO TIME, THE "COMMITMENT LETTER"), UNLESS OTHERWISE REQUIRED TO ASSURE THE ENFORCEABILITY OF MORTGAGEE'S RIGHTS HEREUNDER, THE TERMS OF THE COMMITMENT LETTER SHALL CONTROL.

THIS IS A CREDIT  LINE  MORTGAGE  PURSUANT  TO SECTION  253-B OF THE TAX LAW AND
SECTION 281 OF THE REAL PROPERTY LAW OF THE STATE OF NEW YORK. THE MAXIMUM PRINCIPAL AMOUNT THAT IS OR UNDER ANY CONTINGENCY MAY BE SECURED UNDER THIS MORTGAGE EQUALS $6,000,000.00 WHICH DOES NOT EXCEED THE INDEBTEDNESS (DEFINED BELOW). THE NOTE OR OTHER FINANCING AGREEMENTS CONTEMPLATE A SERIES OF ADVANCES, PAYMENTS AND RE-ADVANCES AND LIMITS THE AGGREGATE PRINCIPAL AMOUNT WHICH MAY BE OUTSTANDING AT ANY ONE TIME TO THE MAXIMUM PRINCIPAL AMOUNT THAT IS SET FORTH IN THE NOTE OR OTHER FINANCING AGREEMENTS. THIS MORTGAGE SECURES NOT ONLY ALL OF THE INDEBTEDNESS ORIGINALLY ARISING UNDER THE NOTE, BUT ALSO ALL INDEBTEDNESS CREATED BY SUBSEQUENT ADVANCES AND RE-ADVANCES UNDER THE NOTE MADE WITHIN 20 YEARS OF THE RECORDING OF THIS MORTGAGE.

MORTGAGOR WARRANTS TO THE MORTGAGEE THAT THE PREMISES ARE NEITHER USED FOR RESIDENTIAL PURPOSES NOR IMPROVED BY ONE- TO SIX-FAMILY DWELLINGS.

WITNESSETH, to secure the payment of an indebtedness in the principal sum of SIX MILLION Dollars ($6,000,000.00), lawful money of the United States, together with interest thereon and other charges with respect thereto, to be paid according to a certain bond, note or other obligation dated on or about APRIL 25, 2005, (i) made and delivered by Mortgagor to Mortgagee, Mortgagor hereby mortgages to Mortgagee, as continuing and collateral security for the payment of any and all indebtedness, liabilities and obligations now existing or which may hereafter arise by reason of the Note, the Guaranty, this Mortgage or any


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amendments,  renewals,  extensions,  modifications or substitutions of the Note, the Guaranty or this Mortgage (collectively, the "Indebtedness"), the premises described on the attached SCHEDULES A-19 THROUGH A-22.

         TOGETHER with all buildings, structures and other improvements now or hereafter erected, constructed or situated upon said premises, and all fixtures and equipment and other personal property now or hereafter affixed to, or used in connection with, said premises and any and all replacements thereof and additions thereto, all of which shall be deemed to be and remain and form a part of said premises and are covered by the lien of this Mortgage (said premises, buildings, structures, other improvements, fixtures and equipment and other personal property being collectively referred to as the "Premises"),

         TOGETHER with all strips and gores of land adjoining or abutting the Premises,

         TOGETHER with all right, title and interest of Mortgagor in and to all streets, alleys, highways, waterways and public places open or proposed in front of, running through or adjoining the Premises, and all easements and rights of way, public and private, now or hereafter used in connection with the Premises,

         TOGETHER with all tenements, hereditaments and appurtenances and all the estate and rights of Mortgagor in and to the Premises,

         TOGETHER with all awards heretofore or hereafter made by any federal, state, county, municipal or other governmental authority, or by whomsoever made in any condemnation or eminent domain proceedings whatsoever, to the present or subsequent owners of the Premises or any portion thereof, for the acquisition for public purposes of the Premises or any portion thereof or any interest therein or any use thereof, or for consequential damages on account thereof, including any award for any change of grade of streets affecting the Premises or any portion thereof and any award for any damage to the Premises or any portion thereof or any interest therein or any use thereof.

         MORTGAGOR COVENANTS WITH MORTGAGEE SO LONG AS THIS MORTGAGE IS IN EFFECT AS FOLLOWS:

         1. PAY INDEBTEDNESS. The indebtedness shall be paid as provided in the Note or Guaranty, as the case may be, and as provided herein.

         2. INSURANCE. Mortgagor shall keep the Premises insured against each risk to which the Premises may from time to time be subject (including fire, vandalism and other risks covered by all risk insurance; if the Premises or any portion thereof are located in an area identified as an area having special flood hazards and in which flood insurance has been made available, flood; and loss of rents by reason of such risks) for the benefit of Mortgagee. Such insurance shall be provided in such amounts, for such periods, in such form, with such special endorsements, on such terms and by such companies and against such risks as shall be satisfactory to Mortgagee. Without limiting the generality of the preceding two sentences, each policy pursuant to which such insurance is provided shall contain a mortgagee clause, in form and substance satisfactory to Mortgagee, (a) naming Mortgagee as mortgagee and (b) providing that (i) all moneys payable pursuant to such insurance shall be payable to Mortgagee, (ii) such insurance shall not be affected by any act or neglect of Mortgagor or Mortgagee, any occupancy, operation or use of the Premises or any


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portion  thereof for purposes more hazardous than permitted by the terms of such policy, any foreclosure or other proceeding or notice of sale relating to the Premises or any portion thereof or any change in the title to or ownership of the Premises or any portion thereof and (iii) such policy and such mortgagee clause may not be canceled or amended except upon thirty (30) days' prior written notice to Mortgagee. Mortgagor hereby assigns and shall deliver each policy pursuant to which any such insurance is provided to Mortgagee. The acceptance by Mortgagee of such policies from Mortgagor shall not be deemed or construed as an approval by Mortgagee of the form, sufficiency or amount of such insurance, Mortgagee does not in any way represent that such insurance, whether in scope or coverage or limits of coverage, is adequate or sufficient to protect the business or interest of Mortgagor. In the event of the foreclosure of this Mortgage, or a transfer of title to the Premises in extinguishment of the Indebtedness, all right, title and interest of Mortgagor in and to any such policies then in force shall pass to the purchaser or grantee of the Premises. All the provisions of this Section 2 and any other provisions of this Mortgage pertaining to insurance which may be required under this Mortgage shall be construed with Section 254, Subdivision 4 of the New York Real Property Law, but, said Section 254 to the contrary notwithstanding, Mortgagor consents that Mortgagee may, without qualification or limitation by virtue of said Section 254, retain and apply the proceeds of any such insurance in satisfaction or reduction of the Indebtedness, whether or not then due and payable, or it may pay the same, wholly or in part, to any Mortgagor for the repair or replacement of the Premises or for any other purpose satisfactory to Mortgagee, without affecting the lien of this Mortgage for the full amount of the Indebtedness before the making of such payment.

         3. ALTERATIONS, DEMOLITION OR REMOVAL. No building, structure, other improvement, fixture or equipment or other personal property constituting any portion of the Premises shall be MATERIALLY removed, demolished or substantially altered EXCEPT AS ANTICIPATED BY THE COMMITMENT LETTER OR without the prior written consent of Mortgagee, EXCEPT FOR MINOR WORK DONE IN THE ORDINARY COURSE OF BUSINESS AND THE REPLACEMENT OF WORN OUT FIXTURES AND PERSONAL PROPERTY WITH ITEMS OF AT LEAST EQUAL VALUE.

         4. WASTE AND CHANGE IN USE. No Mortgagor shall commit any waste on the Premises or make any change in the use of the Premises which may in any MATERIAL way increase any ordinary fire, environmental or other risk arising out of construction or operation.

         5. MAINTENANCE AND REPAIRS. Mortgagor shall keep and maintain all buildings, structures, other improvements, fixtures and equipment and other personal property constituting any portion of the Premises and the sidewalks and curbs abutting the Premises in good order and rentable and tenantable condition and state of repair. In the event that the Premises or any portion thereof shall be damaged or destroyed by fire or any other casualty, or in the event of the condemnation or taking of any portion of the Premises as a result of any exercise of the power of eminent domain, Mortgagor shall promptly restore, replace, rebuild or alter the same as nearly as possible to the condition immediately prior to such fire, other casualty, condemnation or taking without regard to the adequacy of any proceeds of any insurance or award received. Mortgagor shall give prompt written notice to Mortgagee of any such damage or destruction or of the commencement of any condemnation or eminent domain proceeding affecting the Premises or any portion thereof,


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         6. EXISTENCE AND  AUTHORITY.  Mortgagor  represents  and warrants,  and continues to  represent  and warrant as long as this  Mortgage is in effect,  as
follows:  (a)  If  Mortgagor  is  not  a  natural  person  (e.g.,   corporation,
partnership, limited liability company), it is duly organized, validly existing and in good standing under the laws of the above-named state of organization and will do all things necessary to preserve and keep in full force and effect the existence, franchises, rights and privileges of Mortgagor as a the type business entity it was as of the date of this Mortgage, under the laws of the state of its organization; (b) Mortgagor has the full power and authority to grant the mortgage lien hereunder and to execute, deliver and perform its obligations in accordance with this Mortgage; (c) the execution and delivery of this Mortgage will not (i) violate any applicable law of any governmental authority or any judgment or order of any court, other governmental authority or arbitrator; (ii) violate any agreement to which Mortgagor is a party; or (iii) result in a lien or encumbrance on any of its assets (other than the mortgage lien hereunder);
(d) Mortgagor's  certificate of incorporation,  by-laws,  partnership agreement,
articles  of  organization  or  other   organizational  or  governing  documents
("Governing  Documents") do not prohibit any term or condition of this Mortgage;
(d) each authorization, approval or consent from, each registration and filing with, each declaration and notice to, and each other act by or relating to, any party required as a condition of Mortgagor's execution, delivery or performance of this Mortgage (including any shareholder or board of directors or similar approvals) has been duly obtained and is in full force and effect and no other action is required under its Governing Documents or otherwise; and (e) Mortgagor has the power and authority to transact the business in which it is engaged and is duly licensed or qualified and fn good standing in each jurisdiction in which the conduct of its business or ownership of property requires such licensing or such qualifications.

         7. TAXES AND ASSESSMENTS. Unless paid from an escrow established pursuant to Section 8 of this Mortgage, Mortgagor shall pay all taxes, general and special assessments and other governmental impositions with respect to the Premises before the end of any applicable grace period. Upon request by Mortgagee, Mortgagor shall promptly deliver to Mortgagee receipted bills showing payment of all such taxes, assessments and impositions within the applicable grace period.

         8. ESCROW FOR TAXES, ASSESSMENTS AND INSURANCE. TO THE EXTENT REQUIRED BY THE COMMITMENT LETTER, upon request by Mortgagee, Mortgagor shall pay (a) monthly to Mortgagee on or before the first day of each and every calendar month, until the Indebtedness is fully paid, a sum equal to one-twelfth (1/12th) of the yearly taxes, general and special assessments, other governmental impositions and other liens and charges with respect to the Premises to be imposed for the ensuing year, as estimated by Mortgagee in good faith, and annual premiums for insurance on the Premises and (b) an initial payment such that, when such monthly payments are added thereto, the total of such payments will be sufficient to pay such taxes, assessments, impositions and other liens and charges and such insurance premiums on or before the date when they become due. Absent manifest error, Mortgagee's calculation as to the amount to be paid into Escrow shall be deemed conclusive. So long as no Event of Default (as hereinafter defined) shall have occurred or exists, Mortgagee shall hold such payments in trust in an account maintained with Mortgagee without obligation to pay interest thereon, except such interest as may be mandatory by any applicable statute, regulation or other law, to pay, to the extent funds are available,


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such  taxes,  assessments,  impositions  and other  liens and  charges  and such insurance premiums within a reasonable time after they become due; provided, however, that upon the occurrence or existence of any Event of Default, Mortgagee may apply the balance of any such payments held to the Indebtedness, If the total of such payments made by any Mortgagor shall exceed the amount of such payments made by Mortgagee, such excess shall be held or credited by Mortgagee for the benefit of Mortgagor. If the total of such payments made by any Mortgagor shall be less than the amount of such taxes, assessments, impositions and other liens and charges and such insurance premiums, then Mortgagor shall pay to Mortgagee any amount necessary to make up the deficiency on or before the date when any such amount shall be due.

         NOTWITHSTANDING THE FOREGOING, PRIOR TO AN EVENT OF DEFAULT OR THE FAILURE (EVEN IF CURED) OF MORTGAGOR TO KEEP ALL REQUIRED INSURANCE IN FORCE, MORTGAGOR OR AN APPROVED TENANT MAY PROVIDE COVERAGE UNDER A BLANKET POLICY COVERING MULTIPLE PROPERTIES AND WHILE SUCH BLANKET COVERAGE IS PERMITTED MORTGAGOR WILL NOT BE REQUIRED TO ESCROW FOR INSURANCE HEREUNDER.

         9. LEASES. THE MORTGAGOR HAS ENTERED INTO A LEASE APPROVED IN WRITING BY MORTGAGEE FOR EACH OF THE 4 PROPERTIES ENCUMBERED HEREBY WITH EITHER BRIAD RESTAURANT GROUP, L.L.C. ("BRG") OR BRIAD WENCO, L.L.C. ("BW"; BRG AND BW ARE HEREIN INDIVIDUALLY AND COLLECTIVELY REFERRED TO AS "BRIAD TENANT"; EACH SUCH APPROVED LEASE WITH A BRIAD TENANT AND ANY FUTURE LEASE APPROVED IN WRITING BY MORTGAGEE IS HEREIN INDIVIDUALLY AND COLLECTIVELY CALLED AN "APPROVED LEASE"). Pursuant to Section 2131-f of the New York Real Property Law, Mortgagor shall NOT, EXCEPT AS PERMITTED BY THE COMMITMENT LETTER, (a) amend, cancel, abridge, terminate, or otherwise modify any lease of the Premises or of any portion thereof (OR ANY GUARANTY RELATING THERETO) or (b) accept any prepayment of installments of rent to become due thereunder for more than one month in advance, without the prior written consent of Mortgagee. Mortgagor shall NOT make any new lease in place of or any lease renewal or extension of any lease of the Premises or any portion thereof (other than those that Mortgagor as landlord may be required to grant by the terms of an existing lease) without the prior written consent of Mortgagee, Upon request by Mortgagee, Mortgagor shall promptly furnish to Mortgagee a written statement containing the names and mailing addresses of all lessees (OR ANY GUARANTORS OF THE LEASE) of the Premises or of any portion thereof, the terms of their respective leases, the space occupied and the rentals payable thereunder and copies of their respective leases (AND ANY GUARANTEES) and shall cooperate in effecting delivery of notice of this covenant to each affected lessee.

         10. ASSIGNMENT OF LEASES AND RENTS. Mortgagor hereby assigns to Mortgagee all existing and future leases of the Premises or any portion thereof (including any amendments, renewals, extensions or modifications thereof) and the rents, issues and profits of the Premises including accounts receivable for use of the Premises for hotel or lodging services ("Accounts"), as further security for the payment of the Indebtedness, and Mortgagor grants to Mortgagee the right to enter upon and to take possession of the Premises for the purpose of collecting the same and to let the Premises or any portion thereof, and after payment of each cost and expense (including each fee and disbursement of counsel to Mortgagee) incurred by Mortgagee in such entry and collection, to apply the remainder of the same to the Indebtedness, without affecting its right to maintain any action theretofore instituted, or to bring any action thereafter, to enforce the payment of the Indebtedness. In the event Mortgagee exercises such rights, it shall not thereby be deemed a mortgagee in possession, and it shall not in any way be made liable for any act or omission. No Mortgagor shall assign such leases, rents, issues or profits or any interest therein or grant


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any  similar  rights to any  other  person  without  Mortgagee's  prior  written consent. Mortgagee hereby waives the right to enter upon and to take possession of the Premises for the purpose of collecting said rents, issues and profits, and Mortgagor shall be entitled to collect the same, until the occurrence or existence of any Event of Default, but such right of Mortgagor may be revoked by Mortgagee upon the occurrence or existence of any Event of Default, Upon the occurrence or existence of any Event of Default, Mortgagor shall pay monthly in advance to Mortgagee, or to any receiver appointed to collect said rents, issues and profits, a fair and reasonable monthly rental value for the use and occupation of the Premises, and upon default in any such payment shall vacate and surrender the possession of the Premises to Mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings pursuant to Article 7 of the New York Real Property Actions and Proceedings Law. The rights and remedies under this section and any separately recorded assignment of rents and/or leases in favor of Mortgagee shall be cumulative. In the event of any irreconcilable inconsistencies between such agreements and this section, the separately recorded assignment of rents and/or leases shall control.

         11. SECURITY AGREEMENT. This Mortgage constitutes a security agreement under the New York Uniform Commercial Code in effect in the State of New York, as amended from time to time (the "UCC") and Mortgagor hereby grants to Mortgagee a continuing security interest in all personal property and fixtures of Mortgagor, whether now existing or owned or hereafter arising or acquired, whether or not subject to the UCC, used in connection with any portion of or constituting any portion of the Premises and in the proceeds, rents, issues, profits and Accounts arising therefrom, to secure the indebtedness. Mortgages shall have the right to file in any public office, without the signature of Mortgagor, each financing statement relating to such personal property and proceeds therefrom. With respect to such personal property and proceeds, Mortgagee shall have each applicable right and remedy of a secured party under the UCC and each applicable right and remedy pursuant to any other law or pursuant to this Mortgage. Mortgagor acknowledges and agrees that, in applying the law of any jurisdiction that at any time enacts all or substantially all of the uniform provisions of Revised Article 9 of the Uniform Commercial Code (1999 Official Text), the foregoing collateral description covers all assets of Mortgagor used in connection with any portion of or constituting any portion of the Premises.

         12. NO TRANSFER. EXCEPT AS OTHERWISE PERMITTED BY THE COMMITMENT LETTER, Mortgagor shall not, without Mortgagee's prior written consent, sell, convey or transfer the Premises or any portion thereof or any interest therein or contract to do so. If any Mortgagor, OR ANY PERSON BECOMING LIABLE HEREUNDER ("Debtor') or any endorser or guarantor of the Indebtedness (a "Guarantor") is a corporation, or if any other person liable with respect to the Indebtedness or any portion thereof other than Mortgagor or any general partner of Mortgagor, Debtor or any Guarantor, is a corporation, any direct or indirect change in the beneficial ownership or number of issued and outstanding shares of any class of stock of such Mortgagor, Debtor, Guarantor or general partner, whether by operation of law or otherwise, after which the percentage of such shares beneficially owned by any person or group of persons having beneficial ownership of any such shares has changed by at least ten percent (10%) more or less than it was on the date of this Mortgage shall be deemed a sale, conveyance or transfer of the Premises within the meaning of this Section 12. If any Mortgagor, Debtor or Guarantor is a partnership, including a limited liability partnership, any change in the partnership interests of the general partners of


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such  Mortgagor,  Debtor  or  Guarantor  or in the  composition  of the  general partners of such Mortgagor, Debtor or Guarantor, whether by operation of law or otherwise, shall be deemed a sale, conveyance or transfer of the Premises within the meaning of this Section 12. If any Mortgagor, Debtor or Guarantor is a limited liability company, any change in the direct or indirect membership interest of any member or class of members of such Mortgagor, Debtor or Guarantor, whether by operation of law or otherwise, after which the percentage of such membership interest owned by any such member or class has changed by at least ten percent (10%) more or less than it was on the date of this Mortgage shall be deemed a sale, conveyance or transfer of the Premises within the meaning of this Section 12. IF ANY MORTGAGOR OR GUARANTOR IS A LIMITED LIABILITY COMPANY, ANY CHANGE IN THE MEMBERSHIP INTERESTS OF THE MEMBERS OF SUCH MORTGAGOR OR GUARANTOR OR CHANGE IN THE MANAGING MEMBER WHETHER BY OPERATION OF LAW OR OTHERWISE, SHALL BE DEEMED A SALE OR CONVEYANCE OR TRANSFER OF THE PREMISES WITHIN THE MEANING OF THIS SECTION 72. THE PROVISIONS OF THIS SECTION 72 SHALL NOT APPLY TO THE COMMITMENT LETTER NOR TO ANY TRANSFER SPECIFICALLY PERMITTED THEREIN.

         13. NO SECONDARY FINANCING OR OTHER LIENS. Mortgagor shall not, without Mortgagee's prior written consent, mortgage, pledge, assign, grant a security interest in or cause any other lien or encumbrance to be made or permit any other lien or encumbrance to exist upon the Premises or any portion thereof except for (a) taxes and assessments not yet delinquent and (b) any mortgage, pledge, security interest, assignment or other lien or encumbrance to Mortgagee or any affiliate of Mortgagee (an "Affiliate").

         14. COMPLIANCE WITH LAWS. Mortgagor represents and warrants to Mortgagee, and continues to represent and warrant as long as this Mortgage is in effect, as follows: (a) TO THE BEST OF MORTGAGOR'S knowledge, the buildings, structures and other improvements now constituting any portion of the Premises are in full compliance with all applicable statutes, regulations and other laws (including all applicable zoning, building, fire and health codes and ordinances and the Americans With Disabilities Act of 1990) and all applicable deed restrictions, if any, and is not and shall not be used for any illegal purpose;
(b) such compliance is based solely upon Mortgagor's ownership of the Premises and not upon title to or interest in any other property, Mortgagor shall comply with or cause compliance with all statutes, regulations and other laws (including all applicable zoning, building, fire and health codes and ordinances and the Americans With Disabilities Acts of 1990), all other requirements of all governmental authorities whatsoever having jurisdiction aver or with respect to the Premises or any portion thereof or the use or occupation thereof and with all applicable deed restrictions, if any; provided, however, that Mortgagor may postpone such compliance if and so long as the validity or legality of any such requirement or restriction shall be contested by such Mortgagor, with diligence and in good faith, by appropriate legal proceedings and Mortgagee is satisfied that such non-compliance will not impair or adversely affect the value of its security.

         15. WARRANTY OF TITLE; TITLE INSURANCE. Mortgagor represents and warrants to Mortgagee, and continues to represent and warrant as long as this Mortgage is in effect, good and marketable title in fee simple absolute to the Premises, Upon request by Mortgagee, Mortgagor shall furnish to Mortgagee at Mortgagor's own cost and expense a title insurance policy in the then amount of the Indebtedness, (a) naming Mortgagee as mortgagee, (b) covering the lien on


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

the Premises granted pursuant to this Mortgage, (c) containing no exception not approved by Mortgagee, (d) issued by a title insurance company qualified to do business in the State of New York and satisfactory to Mortgagee and (e) otherwise in form and substance satisfactory to Mortgagee.

         16. CERTAIN RIGHTS AND OBLIGATIONS.

                  (a) Mortgagee may take such action as Mortgagee deems appropriate to protect the Premises or the status or priority of the lien of this Mortgage, including: entry upon the Premises to protect the Premises from deterioration or damage, or to cause the Premises to be put in compliance with any governmental, insurance rating or contract requirements; payment of amounts due on liens having priority over this Mortgage; payment of any tax or charge for purposes of assuring the priority or enforceability of this Mortgage; obtaining insurance on the Premises (including flood insurance); or commencement or defense of any legal action or proceeding to assert or protect the validity or priority of the lien of this Mortgage. On demand, Mortgagor shall reimburse Mortgagee for all expenses in taking any such action, with interest, and the amount thereof shall be secured by this Mortgage and shall, to the extent permitted by law, be in addition to the maximum amount of the Indebtedness evidenced by the Note.

                  (b) Mortgagor authorizes Mortgagee, without notice, demand or any reservation of rights and without affecting this Mortgage, from time to time: (i) to accept from any person or entity and hold additional collateral for the payment of the Indebtedness or any part thereof, and to exchange, enforce or refrain from enforcing, or release such collateral or any part thereof; (ii) to accept and hold any endorsement or guaranty of payment of the Indebtedness or any part thereof, and to release or substitute any such obligation of any such Guarantor or any person or entity who has given any collateral as security for the payment of the Indebtedness or any part thereof, or any other person or entity in any way obligated to pay the Indebtedness or any part thereof, and to enforce or refrain from enforcing, or compromise or modify, the terms of any obligation of any such Guarantor, person or entity; (iii) upon the occurrence of an Event of Default, to direct the order or manner of the disposition of any and all collateral and the enforcement of any and all endorsements and guaranties relating to the Indebtedness or any part thereof as Mortgagee, in its sole discretion, may determine; and (iv) upon the occurrence of an Event of Default to determine the manner, amount and time of application of payments and credits, if any, to be made on all or any part of any component or components of the Indebtedness (whether principal, interest, costs and expenses, or otherwise) including if the amount of the Indebtedness secured by this Mortgage is less than the total amount of the obligations under the Note or the Guaranty, to make any such application to such obligations, if any, in excess of the amount of the Indebtedness secured by this Mortgage.

                  (c) Notwithstanding the occurrence of an Event of Default, this Mortgage shall remain valid, binding and enforceable: (i) without deduction by reason of any setoff, defense or counterclaim of Mortgagor, Guarantor or Debtor, (ii) without requiring protest or notice of nonpayment or notice of default to Mortgagor, to Guarantor, to Debtor, or to any other person; (iii) without demand for payment or proof of such demand; (iv) without requiring Mortgagee to resort first to Mortgagor or to any other guaranty or any collateral which Mortgagee may hold; (v) without requiring notice of acceptance hereof or assent hereto by Mortgagee; and (vi) without requiring notice that any indebtedness has been incurred or of the reliance by Mortgagee upon this Mortgage; all of which Mortgagor hereby waives.

                  (d) The enforceability of this Mortgage shall not be affected by: (i) any failure to perfect or continue the perfection of any security interest in or other lien on any other collateral securing payment of the Indebtedness; (ii) the invalidity, unenforceability, or loss or change in priority of any such security interest or other lien; (iii) any failure to protect, preserve or insure any such collateral; (iv) any defense arising by reason of the cessation from any cause whatsoever of liability of Debtor or any Guarantor; (v) any compromise of any obligation of Mortgagor, Debtor or any Guarantor; (vi) the invalidity or unenforceability of any of the Indebtedness; or (vii) any renewal, extension, acceleration, or other change in the time for payment of, or the terms of the interest on the Indebtedness or any part thereof; all of which Mortgagor hereby waives.

                  (e) If Mortgagee shall receive from or on behalf of Mortgagor any sum less than the full amount then due and payable, Mortgagee may, but shall not be obligated to, accept the same and, if it elects to accept any such payment, it may without waiving any Event of Default: (i) apply such payment on account of the Indebtedness or any amount payable hereunder, or (ii) hold same or any part thereof, without liability for interest, in a special account and from time to time apply same or any part thereof as specified in subsection (i) of this subsection.

         17. LIEN LAW COVENANT. Mortgagor shall receive the advances secured by this Mortgage and shall hold the right to receive such advances as a trust fund in accordance with the provisions of Section 13 of the New York Lien Law.

         18. APPLICATION OF AND INTEREST ON CONDEMNATION AWARD. Mortgagor consents that Mortgagee may retain and apply the proceeds of any award by a condemning authority in satisfaction or reduction of the Indebtedness, whether or not then due and payable, or it may pay the same, wholly or in part, to Mortgagor for the restoration or alteration of the Premises or for any other purpose satisfactory to Mortgagee, without affecting the lien of this Mortgage for the full amount of the Indebtedness before the making of such payment. In the event of the condemnation or taking by eminent domain of the Premises or any portion thereof, Mortgagee shall not be limited to the interest paid on the award by the condemning authority, but shall be entitled to receive out of the award interest on the Indebtedness in accordance with its terms.

         19. APPOINTMENT OF RECEIVER. In addition to any other remedy, upon the occurrence of any Event of Default, Mortgagee, in any action to foreclose this Mortgage, shall be entitled, without notice or demand WITHOUT GIVING BOND TO MORTGAGOR OR ANYONE CLAIMING BY, UNDER OR THROUGH MORTGAGOR and without regard to the adequacy of any security for the Indebtedness or the solvency or insolvency of any person liable for the payment thereof, to the appointment of a receiver of the rents, issues and profits of the Premises.

         20. SALE IN ONE OR MORE PARCELS. In case of a foreclosure sale, the Premises may be sold in one or more parcels, any provision of any statute, regulation or other law to the contrary notwithstanding.

         21. ESTOPPEL STATEMENT. Upon request by Mortgagee, Mortgagor shall furnish to Mortgagee within five (5) days if such request is made in person or within FIFTEEN (15) days if such request is otherwise made a written statement duly acknowledged of the amount of the Indebtedness and whether any offsets or defenses exist against the Indebtedness.

         22. RIGHT TO INSPECT AND EXAMINE. Upon request by Mortgagee, Mortgagor shall immediately permit Mortgagee and each officer, employee, accountant, attorney and other agent of Mortgagee to enter and inspect the Premises and to examine, audit, copy and extract each record of any Mortgagor relating to the Premises or any portion thereof. PRIOR TO A DEFAULT HEREUNDER MORTGAGEE WILL GIVE MORTGAGOR REASONABLE NOTICE AND SCHEDULE SUCH INSPECTIONS AND EXAMINATIONS DURING NORMAL BUSINESS HOURS.

         23. FINANCIAL STATEMENTS. Mortgagor shall provide, shall cause each Guarantor and Debtor to provide, and shall use its best efforts to cause each lessee of the Premises or any material portion thereof (a "Material Lessee") to provide, to Mortgagee, in form satisfactory to Mortgagee, promptly upon request by Mortgagee, all FINANCIAL AND OTHER INFORMATION REQUIRED BY THE COMMITMENT LETTER with each statement of income, a certificate executed by such Mortgagor's chief executive and chief financial officers or managing partners or members (A) stating that the signers of the certificate have reviewed this Mortgage and the operations and condition (financial or other) of such Mortgagor and any subsidiaries during the relevant period and (B) stating that no Event of Default occurred during the period, or if an Event of Default did occur, describing its nature, the dates) of its occurrence or period of existence and what action Mortgagor has taken with respect thereto.

         24. AUTHORIZATION AND POWER OF ATTORNEY. Mortgagee is irrevocably and unconditionally authorized to take, and Mortgagor irrevocably and unconditionally appoints Mortgagee as the attorney-in-fact of such Mortgagor, with full power of substitution and of revocation, to take, AFTER AN EVENT OF DEFAULT, in the name of such Mortgagor or otherwise at the sole option of Mortgagee, each action relating to the Premises or any portion thereof that, subject to this Mortgage, such Mortgagor could take in the same manner, to the same extent and with the same effect as if such Mortgagor were to take such action; provided, however, that Mortgagee shall not have the right, pursuant to such authorization or as such attorney-in-fact, to sell or otherwise dispose of the Premises or any portion thereof. Such power of attorney is coupled with an interest in favor of Mortgagee, and shall not be terminated or otherwise affected by the death, disability or incompetence of any Mortgagor.

         25. FURTHER ASSURANCES. Promptly upon request by Mortgagee, Mortgagor shall execute and deliver each writing, and take each other action, that Mortgagee shall REASONABLY deem necessary or desirable at the sole option of Mortgagee (a) to perfect or accomplish any lien or security interest granted, or assignment made, pursuant to this Mortgage (b) otherwise to accomplish any purpose of this Mortgage; (c) in connection with any transaction contemplated by this Mortgage; or (d) in connection with the Premises or any portion thereof.

         26. ENVIRONMENTAL REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION. Mortgagor represents and warrants, and continues to represent and warrant as long as this Mortgage is in effect, to Mortgagee that, TO THE BEST OF MORTGAGOR'S KNOWLEDGE, EXCEPT AS SET FORTH IN ANY ENVIRONMENTAL REPORT PREVIOUSLY DELIVERED TO MORTGAGEE OR AS SET FORTH IN THE COMMITMENT LETTER OR AS SET FORTH AS THE RESTRICTIONS CURRENTLY OF RECORD AND REFLECTED IN MORTGAGEE'S TITLE POLICY, (a) Mortgagor and the Premises are in compliance with each statute, regulation or other law and each judgment, order or award of any court, agency or other governmental authority or of any arbitrator (individually an

"Environmental Requirement") relating to the protection of any water, water vapor, land surface or subsurface, air, fish, wildlife, biota or other natural resources or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of any chemical, natural or synthetic substance, waste, pollutant or contaminant (collectively "Regulated Materials"), (b) Mortgagor has not been charged with, or has received any notice that such Mortgagor is under investigation for, the failure to comply with any Environmental Requirement, nor has Mortgagor received any notice that Mortgagor has or may have any liability or responsibility under any Environmental
Requirement with respect to the Premises or otherwise, (c) TO THE BEST OF MORTGAGOR'S KNOWLEDGE, the Premises have never been used for (i) the storage, treatment, generation, transportation, processing, handling, production or disposal of Regulated Materials, except as permitted by law, (ii) a landfill or other waste disposal site or (iii) military purposes, (d) no underground storage tanks are located on the Premises, (e) the environmental media at the Premises do not contain Regulated Materials beyond any legally permitted level, (f) there has never been any release, threatened release, migration or uncontrolled presence of any Regulated Materials on, at or from the Premises or, to the knowledge of Mortgagor, within the immediate vicinity of the Premises and (g) Mortgagor has not received any notice of any such release, threatened release, migration or uncontrolled presence. Mortgagor shall not cause or permit the Premises to be used in any way that would result in any of the representations and warranties contained in the preceding sentence to be false or misleading at any future time. To the extent any such representation or warranty at any time is or becomes false or misleading, Mortgagor shall promptly notify Mortgagee thereof. If at any time Mortgagor obtains any evidence or information which suggests that potential environmental problems may exist on, at or about the Premises, Mortgagee may request Mortgagor, at Mortgagor's own cost and expense, to conduct and complete investigations, studies, sampling and testing with respect to the Premises requested by Mortgagee. Mortgagor shall promptly furnish to Mortgagee copies of all such investigations, studies, samplings and tests. Mortgagor shall (a) conduct and complete all such investigations, studies, samplings and testing, and all remedial, removal and other actions necessary with respect to the Premises, in accordance with all applicable Environmental Requirements and promptly furnish to Mortgagee copies of all documents generated in connection therewith and (b) defend, reimburse, indemnify and hold harmless Mortgagee, its employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, the violation of, or other liability or responsibility under, any Environmental Requirements, or the release, threatened release, migration or uncontrolled presence of any Regulated Materials on, at or from the Premises including attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses. In the event this Mortgage is foreclosed, or Mortgagor tenders a deed in lieu of foreclosure which Mortgagee agrees to accept, Mortgagor shall be responsible to deliver the Premises to Mortgagee free of any and all Regulated Materials other than any that are (a) normally used in Mortgagor's business and (b) located and maintained thereon in compliance with all applicable Environmental Requirements and in a condition that conforms with all applicable Environmental Requirements.

The provisions of this Section 26 shall be in addition to any and all other obligations and liabilities Mortgagor may have to Mortgagee at common law or any ether agreement with Mortgagee, and shall survive the transactions contemplated in this Mortgage and the termination of this Mortgage.

         27. EVENTS OF DEFAULT.

                  (a) AN EVENT OF DEFAULT ("EVENT OF DEFAULT') WILL HAVE OCCURRED IF, EXCEPT AS OTHERWISE SET FORTH IN THE COMMITMENT LETTER: (I) ANY MORTGAGOR OR DEBTOR FAILS TO PAY WHEN DUE WHETHER BY ACCELERATION OR OTHERWISE THE INDEBTEDNESS OR ANY PORTION THEREOF OR (HERE OCCURS ANY EVENT WHICH AFTER NOTICE OR LAPSE OF TIME WILL PERMIT SUCH ACCELERATION; (II) ANY OF MORTGAGOR'S DEBTS OR THOSE OF DEBTOR OR ANY GUARANTOR (WHICH IS MATERIAL) IS ACCELERATED OR AN EVENT OCCURS WHICH AFTER NOTICE OR LAPSE OF TIME WOULD PERMIT SUCH ACCELERATION; (III) ANY MORTGAGOR, DEBTOR OR GUARANTOR BREACHES OR IS IN DEFAULT UNDER THE COMMITMENT LETTER OR THIS MORTGAGE (INCLUDING BUT NOT LIMITED TO ANY DEFAULT IN THE PAYMENT OF ANY AMOUNT ANY MORTGAGOR IS OBLIGATED TO PAY PURSUANT TO SECTIONS 2, 6, 8 OR 16 OF THIS MORTGAGE OR IN THE PERFORMANCE OF ANY OBLIGATION OF ANY MORTGAGOR PURSUANT TO SECTIONS 23 OR 26 OF THIS MORTGAGE) OR MORTGAGOR IS IN DEFAULT UNDER ANY OTHER AGREEMENT WITH THE MORTGAGEE OR MORTGAGEE'S AFFILIATES INCLUDING, WITHOUT LIMITATION, M&T REAL ESTATE TRUST;
(IV) ANY MORTGAGOR, DEBTOR OR GUARANTOR IS DISSOLVED, SUSPENDS HIS, HER OR ITS PRESENT BUSINESS, AGREES TO A MERGER OR OTHER ABSORPTION OR TO TRANSFER OR OTHERWISE DISPOSE OF SUBSTANTIALLY ALL OF HIS, HER OR ITS ASSETS, MAKES OR SENDS NOTICE OF A BULK SALE, BECOMES INCOMPETENT OR INSOLVENT (HOWEVER SUCH INSOLVENCY IS EVIDENCED), GENERALLY FAILS TO PAY HIS, HER OR ITS DEBTS AS THEY BECOME DUE, FAILS TO PAY, WITHHOLD OR COLLECT ANY TAX AS REQUIRED BY LAW, HAS SERVED OR FILED AGAINST HIS, HER OR ITS ASSETS ANY LIEN OR HAS ENTERED AGAINST HIM, HER OR IF OR HIS, HER OR ITS ASSETS ANY JUDGMENT, ORDER OR AWARD; (V) A RECEIVER OR SIMILAR TRUSTEE IS APPOINTED FOR ANY MORTGAGOR, DEBTOR OR GUARANTOR OR HIS, HER OR ITS ASSETS (WITH OR WITHOUT HIS, HER OR ITS CONSENT), OR ANY MORTGAGOR, DEBTOR OR GUARANTOR MAKES AN ASSIGNMENT FOR THE BENEFIT OF CREDITORS OR COMMENCES OR HAS COMMENCED AGAINST HIM, HER OR IF A PROCEEDING PURSUANT TO ANY BANKRUPTCY, INSOLVENCY, REORGANIZATION, ARRANGEMENT, READJUSTMENT OF DEBT, DISSOLUTION OR LIQUIDATION LAWS CALLING A MEETING OF CREDITORS OR OFFERING A COMPOSITION OR EXTENSION TO CREDITORS; (VI) ANY REPRESENTATION OR WARRANTY MADE IN THIS MORTGAGE OR RELATED DOCUMENTS OR OTHER STATEMENTS PROVIDED BY ANY MORTGAGOR, DEBTOR, GUARANTOR OR (IF KNOWN BY MORTGAGOR OR GUARANTOR) MATERIAL LESSEE PROVES TO HAVE BEEN INCORRECT OR MISLEADING IN ANY MATERIAL RESPECT;
(VII) ANY PENSION PLAN OF ANY MORTGAGOR, DEBTOR OR GUARANTOR FAILS TO COMPLY WITH APPLICABLE LAW OR HAS VESTED UNFUNDED LIABILITIES THAT, IN THE OPINION OF THE MORTGAGEE, MIGHT HAVE A MATERIAL ADVERSE EFFECT ON ANY MORTGAGOR'S, DEBTOR'S OR GUARANTOR'S ABILITY TO REPAY HIS, HER OR ITS DEBTS; (VIII) THERE OCCURS ANY CHANGE IN THE MANAGEMENT OF ANY MORTGAGOR, DEBTOR OR GUARANTOR WHICH IS, IN THE OPINION OF THE MORTGAGEE, MATERIALLY ADVERSE TO ITS INTEREST AND WHICH REMAINS UNCORRECTED FOR THIRTY (30) DAYS AFTER THE MORTGAGEE NOTIFIES ANY MORTGAGOR OF ITS OPINION; (IX) ANY MORTGAGOR OR DEBTOR FAILS TO PAY WHEN DUE WHETHER BY ACCELERATION OR OTHERWISE ANY AMOUNT DUE TO ANY PERSON OTHER THAN THE MORTGAGEE;
(X) ANY MORTGAGOR OR DEBTOR IS CONVICTED OF A FELONY; OR (XI) ANY SECURITY DOCUMENT OR GUARANTEE CEASES TO BE IN FULL FORCE AND EFFECT OR CEASES TO GIVE THE RIGHTS, POWERS AND PRIVILEGES PURPORTED TO BE CREATED THEREBY. AUTOMATICALLY UPON THE OCCURRENCE OR EXISTENCE OF ANY EVENT OF DEFAULT, THE ANNUAL INTEREST RATE APPLICABLE TO THE INDEBTEDNESS SHALL BE INCREASED BY THE DEFAULT RATE SPECIFIED IN THE NOTE OR OTHER INSTRUMENT EVIDENCING THE INDEBTEDNESS.

                  (b) Mortgagee, at its sole election, may declare all or any part of any Indebtedness not payable on demand to be immediately due and payable without demand or notice of any kind upon the happening of any Event of Default (AND AFTER ANY APPLICABLE NOTICE AND TIME TO CURE). All or any part of any Indebtedness not payable on demand shall be automatically and immediately due and payable, without demand or notice of any kind, upon the commencement of Mortgagor's or Debtor's bankruptcy if voluntary and upon the lapse of SIXTY (60) days without dismissal if involuntary, unless an order for relief is entered sooner. The provisions of this paragraph are not intended in any way to affect any rights of Mortgagee with respect to any Indebtedness which may now or hereafter be payable on demand.

                  (c) Upon the happening of an Event of Default, whether or not foreclosure proceedings have been instituted, Mortgagor shall, upon demand, surrender possession of the Premises to Mortgagee. If Mortgagor remains in possession of the Premises after the happening of an Event of Default and demand by Mortgagee, the possession shall be as tenant of Mortgagee and Mortgagor agrees to pay in advance upon demand to Mortgagee a reasonable monthly rental for the Premises or portion so occupied. Mortgagee may dispossess, by summary proceedings or otherwise, any tenant of Mortgagor defaulting in the payment of rent. If a receiver is appointed, this covenant shall inure to the benefit of such receiver. Notwithstanding any provision of law to the contrary, Mortgagee may, at its option, foreclose this Mortgage subject to the rights of tenants of the Premises which are subordinate to the lien of this Mortgage.

                  (d) If the Indebtedness, as evidenced by a single note or other written instrument shall exceed the amount secured by this Mortgage, or as evidenced by a combination of same that singularly or in part collectively may be less than said secured amount but combined exceed said secured amount, Mortgagee, in any foreclosure hereof, shall have the right to sue and collect the excess in the same action as commenced for the foreclosure hereof, and recover a money judgment for said excess with all the rights attendant thereto, including the issuance of an execution to the Sheriff for collection thereof, and Mortgagor hereby waives any defense based upon a claim that in doing so, Mortgages is splitting its cause of action if it seeks to foreclose this Mortgage for part of the indebtedness and recover at law for another part.

                  (e) Upon the happening of an Event of Default, Mortgagee may pursue, take or refrain from pursuing any remedy for collection of the Indebtedness, including foreclosure of this Mortgage.

                  (f) may, either with or without entry or taking possession of the Premises as provided in this Mortgage or otherwise, personally or by its agents or attorneys, and without prejudice to the right to bring an action of foreclosure of this Mortgage: (A) sell the Premises or any part thereof pursuant to any procedures provided by applicable law including the procedures set forth in Article 14 of the New York Real Property Actions and Proceedings Law (and any amendments or substitute statutes in regard thereto) allowing non judicial foreclosure of Mortgage by sale, and all estate, right, title, interest, claim and demand therein, and right of redemption thereof, at one or more sales as an entity or in parcels, and at such time and place upon such terms and after such notice thereof as may be required or permitted by applicable law or (B) take such steps to protect and enforce its rights whether by action, suit or proceeding in equity or at law for the specific performance of any covenant, condition or agreement in the Note or in this Mortgage, or in aid of the execution of any power granted in this Mortgage, or for any foreclosure under this Mortgage, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Mortgagee may elect. Any reference in this Mortgage to an action or right of Mortgagee in regard to or in connection with a "foreclosure proceeding" shall be deemed to include a sale and/or proceeding under this subsection, including a non-judicial foreclosure of mortgage by sale.

         28. EXPENSES. Mortgagor shall pay to Mortgagee on demand all costs and expenses (including attorneys' fees and disbursements whether for internal or outside counsel) incurred by Mortgagee in connection with the Indebtedness or the Mortgage including costs of collection, of preserving or exercising any right or remedy of Mortgagee under this Mortgage or any related security agreement or guaranty, of workout or bankruptcy proceedings by or against Mortgagor, of defending against any claim asserted as a direct or indirect result of the Indebtedness or of performing any obligation of any Mortgagor pursuant to this Mortgage or otherwise (including payment of any amount any Mortgagor is obligated to pay pursuant to this Mortgage and performance of any obligation of Mortgagor pursuant to this Mortgage). Mortgagee reserves the right to have Mortgagor pay, upon demand, administrative fee(s) in regard to any administrative action Mortgagee is required or requested to take including the preparation of discharges, releases or assignments to third parties. Costs and expenses shall accrue interest at the default rate set forth in the Note from the date of demand until payment is actually received by Mortgagee. Each such cost and expense and any interest thereon shall constitute part of the Indebtedness and be secured by this Mortgage and may be added to the judgment in any suit brought by Mortgagee or its agents against any Mortgagor on this Mortgage.

         29. NOTICES. Any demand or notice hereunder or under any applicable law pertaining hereto (including Article 14 of New York Real Property Actions and Proceedings Law) shall be in writing and duly given if delivered to Mortgagor (at its address on Mortgagee's records) or to Mortgagee (at the address on page one and separately to Mortgagee officer responsible for Mortgagor's relationship with Mortgagee). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal service and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one
(1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Mortgagor and Mortgagee.

         30. LITIGATION. Mortgagor shall promptly notify Mortgagee in writing of any litigation, proceeding, or counterclaim against, or of any investigation of, Mortgagor (or the threat thereof) if: (i) the outcome of such litigation, proceeding, counterclaim, or investigation may materially and adversely affect the finances or operations of Mortgagor or title to, or the value of, any assets secured by the Mortgage or (ii) such litigation, proceeding, counterclaim, or investigation questions the validity of the Mortgage, the Note or any document executed in connection therewith including any guaranties or any action taken, or to be taken, pursuant to any such documents. Mortgagor shall furnish to Mortgagee such information regarding any such litigation, proceeding, counterclaim, or investigation as Mortgagee shall request.

         31. NOTICE OF NON-COMPLIANCE. Mortgagor shall notify Mortgagee in writing of any failure by Mortgagor to comply with any provision of the Note, the Mortgage or any document executed in connection therewith immediately upon learning of such non-compliance, or if any representation, warranty or covenant contained in any such document is no longer true. Mortgagor shall also immediately notify Mortgagee in writing if there is any material adverse change in any of the information or financial statements supplied to Mortgagee to induce Mortgagee to extend credit to Mortgagor or if such information or financial statement is required under this Mortgage or any other document executed in connection therewith.

         32. COVENANTS SHALL RUN WITH THE LAND. The covenants contained in this Mortgage shall run with the land and bind Mortgagor, each heir, legal representative, successor and assign of Mortgagor and each subsequent owner, encumbrancer, tenant and subtenant of the Premises or any portion thereof, and shall inure to the benefit of, and be enforceable by, Mortgagee and each successor and assign of Mortgagee.

         33. NONWAIVER BY MORTGAGEE. All rights and remedies of Mortgagee under this Mortgage and its other agreements with Mortgagor are cumulative, and no right or remedy shall be exclusive of any other right or remedy. No single, partial or delayed exercise by Mortgagee or its agents of any right or remedy shall preclude full and timely exercise by Mortgagee or its agents at any time of any right or remedy of Mortgagee without notice or demand, at Mortgagee's sole option. No course of dealing or other conduct, no oral agreement or representation made by Mortgagee or its agents or usage of trade shall operate as a waiver of any right or remedy of Mortgagee. No waiver of any right or remedy of Mortgagee hereunder shall be effective unless made specifically in writing by Mortgagee. No notice or demand on Mortgagor, Debtor or Guarantor in any case shall entitle Mortgagor, Debtor or Guarantor to any other or further notice in similar or other circumstances.

         34. RIGHT OF SETOFF. If an Event of Default occurs, Mortgagee and Affiliates shall also have the right to setoff against the indebtedness any property held in a deposit or other account or otherwise owing by Mortgagee or Affiliates including, in any capacity to any Mortgagor, Debtor or Guarantor in any capacity whether or not the Indebtedness or the obligation to pay such moneys owed by Mortgagee is then due, and Mortgagee shall be deemed to have exercised such right of setoff immediately at the time of such election.

         35. TERM; SURVIVAL. The term of this Mortgage and Mortgagor's obligations hereunder shall continue until the Indebtedness has been fully paid to Mortgagee's satisfaction. Mortgagor's obligation to pay the costs and expenses hereunder shall survive the term of this Mortgage, Mortgagor's representations, warranties, covenants and agreements shall survive during the term of this Mortgage and shall be presumed to have been relied upon by Mortgagee. If after receipt of any payment of all or any part of the Indebtedness, Mortgagee is for any reason compelled to surrender such payment to any person or entity because such payment is determined to be void or voidable as a preference, impermissible set-off, or a diversion of trust funds, or for any other reason, this Mortgage shall continue in full force notwithstanding any contrary action which may have been taken by Mortgagee in reliance upon such payment, and any such contrary action so taken shall be without prejudice to Mortgagee's rights under this Mortgage and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

         36. MISCELLANEOUS. This Mortgage is absolute and unconditional. This Mortgage and all documents, including the Note, any Guaranty and any other document required to be executed by Mortgagor, Debtor or Guaranty in connection with the transaction contemplated hereby constitute the entire agreement and understanding between the parties hereto with respect to such transaction and supersedes all prior negotiations, courses of dealing, understandings, and agreements between such parties with respect to such transactions. This Mortgage is a binding obligation enforceable against Mortgagor and its heirs and legal representatives and its successors and assigns and shall inure to the benefit of Mortgagee and its successors and assigns. Any reference herein to "Mortgagee" shall be deemed to include and apply to every subsequent holder of this Mortgage and any reference herein to "Mortgagor", "Debtor" or "Guarantor" shall include;
(i) any successor individual or individuals, association, partnership, limited liability company or corporation to which all or substantially all of the business or assets of Debtor, Mortgagor or Guarantor, as the case may be, shall have been transferred; (ii) in the case of a partnership Debtor, Mortgagor or Guarantor (as the case may be) any new partnership which shall have been created by reason of the admission of any new partner or partners therein, or by reason of the dissolution of the existing partnership by voluntary agreement or the death, resignation or other withdrawal of any partner; and (iii) in the case of a corporate or limited liability company, Debtor, Mortgagor or Guarantor (as the case may be) any other entity into or with which Debtor, Mortgagor or Guarantor (as the case may be) shall have been merged, consolidated, reorganized, or absorbed. It is the intent of Mortgagor and Mortgagee that the provisions of this Mortgage, other than those included in the New York statutory form of mortgage, shall be construed as affording to Mortgagee rights additional to, and not exclusive of, the rights conferred under the provisions contained in such statutory form. Unless the context otherwise clearly requires, references to plural includes the singular and references to the singular include the plural; the word "or" has the inclusive meaning represented by the phrase "and/or"; the word "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; and captions or section headings are solely for convenience and not part of the substance of this Mortgage. Any representation, warranty, covenant or agreement herein shall survive execution and delivery of this Mortgage and shall be deemed continuous, Each provision of this Mortgage shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law. If any provision nevertheless is held invalid, the other provisions shall remain in effect. Mortgagor agrees that in any legal proceeding, a photocopy of this Mortgage kept in Mortgagee's course of business may be admitted into evidence as an original.

         37. JOINT AND SEVERAL. If there is more than one Mortgagor, each of them shall be jointly and severally liable for all amounts and obligations which become due or should be performed under this Mortgage and the term "Mortgagor" shall include each as well as all of them,

         38. GOVERNING LAW; JURISDICTION. This Mortgage has been delivered to and accepted by Mortgagee and will be deemed to be made in the State of New York. This Mortgage will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules, MORTGAGOR HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN NEW YORK STATE IN A COUNTY OR JUDICIAL DISTRICT WHERE MORTGAGEE MAINTAINS A BRANCH AND CONSENTS THAT MORTGAGEE MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT

MORTGAGOR'S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS MORTGAGE WILL PREVENT MORTGAGEE FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST MORTGAGOR INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF
MORTGAGOR WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. Mortgagor acknowledges and agrees that the venue provided above is the most convenient forum for both Mortgagee and Mortgagor. Mortgagor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Mortgage.

         39. WAIVER OF JURY TRIAL. MORTGAGOR AND MORTGAGEE HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY EACH WAIVE ANY RIGHT TO TRIAL BY JURY THEY MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS MORTGAGE OR THE TRANSACTIONS RELATED THERETO. MORTGAGOR REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF MORTGAGEE HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT MORTGAGEE WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS RIGHT TO JURY TRIAL WAIVER. MORTGAGOR ACKNOWLEDGES THAT MORTGAGEE HAS BEEN INDUCED TO ACCEPT THIS MORTGAGE BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

                 [BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Mortgage has been duty executed by Mortgagor the day and year first above written.

SIGNED, SEALED AND DELIVERED IN THE                 MAJESTIC EMPIRE HOLDING, LLC
PRESENCE OF THESE WITNESSES:


WITNESS #1:                                         BY: /s/Bradford Honigfeld
            ----------------------------                ------------------------
PRINT NAME:                                         NAME:  BRADFORD HONIGFELD
                                                    TITLE:  MANAGING MEMBER


WITNESS #2:
            ----------------------------
PRINT NAME:
            ----------------------------


                                 ACKNOWLEDGMENT

STATE OF NEW JERSEY )
                    : SS.
COUNTY OF ESSEX     )

         On the 19th day of April, in the year 2005, before me, the undersigned, a Notary Public in and for said State, personally appeared BRADFORD HONIGFELD, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose names) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individuals) acted, executed the instrument.

                                           /s/ Ruth J. Ribar
                                           ----------------------------------
                                           Notary Public


                                           RUTH J. RIBAR
                                           Notary Public, State of New Jersey
                                           My Commission Expires May 16, 2007

                                  SCHEDULE A-19
                                LAND DESCRIPTION


ALL THAT CERTAIN PLOT, PIECE OR PARCEL OF LAND, SITUATE, LYING AND BEING IN THE BOROUGH AND COUNTY OF QUEENS, CITY AND STATE OF NEW YORK, BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT THE CORNER FORMED BY THE INTERSECTION OF THE NORTHERLY SIDE OF KISSENA BOULEVARD WITH THE NORTHWESTERLY SIDE OF 75TH AVENUE;

RUNNING THENCE WESTERLY ALONG THE NORTHERLY SIDE OF KISSENA BOULEVARD, 358.57 FEET TO THE CORNER FORMED BY THE INTERSECTION OF THE NORTHERLY SIDE OF KISSENA BOULEVARD WITH THE SOUTHEASTERLY SIDE OF 73RD AVENUE, AS SAME IS SHOWN ON ALTERATION MAP NO. 4361 OF THE FINAL TOPOGRAPHICAL MAP OF THE CITY OF NEW YORK ADOPTED BY THE BOARD OF ESTIMATE ON OCTOBER 14, 1965;

THENCE IN A GENERAL EASTERLY DIRECTION AS MEASURED ALONG THE AFORESAID SOUTHEASTERLY SIDE OF 73RD AVENUE THE FOLLOWING TWO COURSES AND DISTANCES;

1) ALONG THE ARC OF A CURVE BEARING TO THE RIGHT HAVING A RADIUS OF 400 FEET A DISTANCE OF 101.26 FEET;

2) ALONG THE ARC OF A CURVE BEARING TO THE LEFT HAVING A RADIUS OF 987.175 FEET, A DISTANCE OF 209.20 FEET TO THE CORNER FORMED BY THE
         INTERSECTION OF THE SOUTHEASTERLY SIDE OF 73RD AVENUE WITH THE SOUTHWESTERLY SIDE OF PARSONS BOULEVARD;

THENCE SOUTHERLY ALONG THE SOUTHWESTERLY SIDE OF PARSONS BOULEVARD ALONG THE ARC OF A CURVE BEARING TO THE RIGHT HAVING A RADIUS OF 342.982 FEET, A DISTANCE OF
176.95 FEET;

THENCE SOUTHWESTERLY ALONG THE NORTHWESTERLY SIDE OF 75TH AVENUE, 54.16 FEET TO THE FIRST MENTIONED COURSE, THE POINT OR PLACE OF BEGINNING.

                                  SCHEDULE A-20
                                LAND DESCRIPTION


ALL THAT CERTAIN PLOT, PIECE OR PARCEL OF LAND, SITUATE, LYING AND BEING IN THE BOROUGH AND COUNTY OF QUEENS, CITY AND STATE OF NEW YORK, BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT THE CORNER FORMED BY THE INTERSECTION OF THE SOUTHEASTERLY SIDE OF HILLSIDE AVENUE (173 FEET WIDE) WITH THE SOUTHWESTERLY SIDE OF BRADDOCK AVENUE (100 FEET WIDE);

RUNNING THENCE SOUTHEASTERLY ALONG THE SOUTHWESTERLY SIDE OF BRADDOCK AVENUE AND FORMING AN INTERIOR ANGLE OF 124 DEGREES 30 MINUTES 08 SECONDS WITH THE SOUTHEASTERLY SIDE OF HILLSIDE AVENUE, A DISTANCE OF 187.32 FEET;

THENCE RUNNING WESTERLY ALONG THE SOUTHERLY LINE OF THE HEREIN DESCRIBED PARCEL AND FORMING AN INFERIOR ANGLE OF 55 DEGREES 29 MINUTES 52 SECONDS WITH THE LAST MENTIONED COURSE A DISTANCE OF 216.10 FEET;

RUNNING THENCE NORTHERLY ALONG THE WESTERLY LINE OF THE HEREIN DESCRIBED PARCEL AND FORMING AN INFERIOR ANGLE OF 90 DEGREES WITH THE LAST MENTIONED COURSE, A DISTANCE OF 154.37 FEET TO THE SOUTHEASTERLY SIDE OF HILLSIDE AVENUE;

THENCE RUNNING EASTERLY ALONG THE SOUTHEASTERLY LINE OF HILLSIDE AVENUE AND FORMING AN INTERIOR ANGLE OF 90 DEGREES WITH THE LAST MENTIONED COURSE, A DISTANCE OF 110 FEET TO THE POINT OR PLACE OF BEGINNING.

                                  SCHEDULE A-29
                                LAND DESCRIPTION


ALL THAT CERTAIN PLOT, PIECE OR PARCEL OF LAND, SITUATE, LYING AND BEING IN THE BOROUGH AND COUNTY OF QUEENS, CITY AND STATE OF NEW YORK, BOUNDED AND DESCRIBED AS FOLLOWS;

BEGINNING AT THE CORNER FORMED BY THE INTERSECTION OF THE NORTHEASTERLY SIDE OF JAMAICA AVENUE (FORMERLY KNOWN AS 89TH AVENUE, SHELTON AVENUE AND FULTON STREET) WITH THE WESTERLY SIDE OF 139TH STREET (FORMERLY KNOWN AS MAPLE AVENUE);

RUNNING THENCE NORTHERLY ALONG SAID WESTERLY SIDE OF 139TH STREET, 134.58 FEET TO A POINT;

RUNNING THENCE WESTERLY ALONG A LINE FORMING AN INFERIOR ANGLE OF 93 DEGREES 16 MINUTES 15 SECONDS WITH THE WESTERLY SIDE OF 139TH STREET 66.78 FEET TO A POINT;

RUNNING THENCE WESTERLY ALONG A FINE FORMING AN INTERIOR ANGLE OF 185 DEGREES 06 MINUTES 34 SECONDS WITH THE LAST MENTIONED COURSE, 33.69 FEET TO A POINT;

RUNNING THENCE NORTHERLY PARALLEL WITH THE EASTERLY SIDE OF QUEENS BOULEVARD (FORMERLY KNOWN AS HOFFMAN BOULEVARD), 52.12 FEET TO A POINT;

RUNNING THENCE WESTERLY AT RIGHT ANGLES TO THE EASTERLY SIDE OF QUEENS BOULEVARD, 100 FEET TO THE EASTERLY SIDE OF QUEENS BOULEVARD;

RUNNING THENCE SOUTHERLY ALONG THE EASTERLY SIDE OF QUEENS BOULEVARD, 100.33 FEET TO THE CORNER FORMED BY THE INTERSECTION OF THE EASTERLY SIDE OF QUEENS BOULEVARD WITH THE PRESENT NORTHEASTERLY LINE OF JAMAICA AVENUE;

RUNNING THENCE SOUTHEASTERLY ALONG THE PRESENT NORTHEASTERLY LINE OF JAMAICA AVENUE AND ALONG A LINE FORMING AN INTERIOR ANGLE OF 115 DEGREES 31 MINUTES 33.1 SECONDS WITH THE EASTERLY SIDE OF QUEENS BOULEVARD, 20.15 FEET TO A POINT;

                                  SCHEDULE A-22
                                LAND DESCRIPTION


ALL THAT CERTAIN PLOT, PIECE OR PARCEL OF LAND, SITUATE, LYING AND BEING IN THE BOROUGH OF BROOKLYN, COUNTY OF KINGS, CITY AND STATE OF NEW YORK, BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT THE CORNER FORMED BY THE INTERSECTION OF THE EASTERLY SIDE OF FLATBUSH AVENUE AND THE SOUTHERLY SIDE OF EMPIRE BOULEVARD, FORMERLY KNOWN AS MALBONE STREET;

RUNNING THENCE EASTERLY ALONG THE SOUTHERLY SIDE OF EMPIRE BOULEVARD, A DISTANCE OF 254 FEET 10 INCHES TO A POINT;

THENCE RUNNING WEST ALONG AN ANGLE OF 24 DEGREES 03 MINUTES SOUTH A DISTANCE OF 36 FEET 7 INCHES TO A POINT;

RUNNING THENCE SOUTHERLY AT A COURSE WHICH IS AT RIGHT ANGLES TO THE LAST MENTIONED COURSE, A DISTANCE OF 49 FEET 11-7/8 INCHES TO A POINT;

THENCE BY RIGHT ANGLES TO THE LAST MENTIONED COURSE WESTERLY A DISTANCE OF 198 FEET 10-1/2 INCHES TO THE EASTERLY SIDE OF FLATBUSH AVENUE;

THENCE NORTHERLY ALONG THE EASTERLY SIDE OF FLATBUSH AVENUE A DISTANCE OF 153 FEET 10-3/4 INCHES TO THE INTERSECTION OF FLATBUSH AVENUE AND EMPIRE BOULEVARD, THE POINT OR PLACE OF BEGINNING.

                              CREDIT LINE MORTGAGE


================================================================================


                        MAJESTIC EMPIRE HOLDINGS, L.L.C.


                                     - to -


                     MANUFACTURERS AND TRADERS TRUST COMPANY


================================================================================


                           The within premises lie in

            19    QUEENS COUNTY:  SECTION 31, BLOCK 6805,  LOT 100
            20    QUEENS COUNTY:  SECTION 47, BLOCK 10680, LOT 6
            21    QUEENS COUNTY:  SECTION 42, BLOCK 9620,  LOTS 33 AND 40
            22    KINGS COUNTY:   SECTION 15, BLOCK 4591,  LOT 48



                           RECORDED BY AND RETURN TO:

                              MALMAN & GOLDMAN, LLP
                        152 West 57th Street, 35th Floor
                            New York, New York 10019
                          Attn: Arthur B. Malman, Esq.

                                                                       EXHIBIT 6


M&T BANK
MANUFACTURERS AND TRADERS TRUST COMPANY


                               CONTINUING GUARANTY
                                   (PERSONAL)
                                    NEW YORK


GUARANTOR:        BRADFORD HONIGFELD
                  --------------------------------------------------------------
                  Name

                  ******
                  --------------------------------------------------------------
                  Home Address

BORROWER:         MAJESTIC EMPIRE HOLDINGS, L.L.C.
                  --------------------------------------------------------------
                  Name

                  C/O THE BRIAD GROUP, 78 OKNER PARKWAY, LIVINGSTON, NJ 07039
                  --------------------------------------------------------------
                  Address

LENDER: MANUFACTURERS AND TRADERS TRUST COMPANY, 350 Park Avenue, New York, New York 10022; Attention: Jason Lipiec.

IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE TERMS OF THIS GUARANTY AND THE TERMS OF THE COMMITMENT LETTER DATED APRIL 20, 2005, FROM LENDER TO BORROWER RELATING TO THIS LOAN (SUCH LETTER AS IT MAY BE AMENDED FROM TIME TO TIME IS HEREIN CALLED THE "COMMITMENT LETTER"), UNLESS OTHERWISE REQUIRED TO ASSURE THE ENFORCEABILITY OF LENDER'S RIGHTS HEREUNDER, THE TERMS OF THE COMMITMENT LETTER SHALL CONTROL.

         1. GUARANTY. (a) Guarantor guarantees to the Lender the full and immediate payment and performance of all of Borrower's obligations to the Lender from time to time of every kind and nature, now existing and hereafter incurred, direct and contingent, liquidated and unliquidated, secured and unsecured, matured and unmatured, including all accrued and unpaid interest and all Expenses (defined below) even if such obligations were originally contracted with another lender or jointly with other borrowers, even if not evidenced by a writing, and even if periodically extinguished and reincurred (the "Obligations"). Guarantor will pay or perform its obligations under the Guaranty upon demand. This is a guaranty of payment, not collection.

                  (b) Guarantor acknowledges the receipt of valuable consideration for this Guaranty and acknowledges that the Lender is relying on this Guaranty in making a financial accommodation to Borrower, whether a commitment to lend, extension, modification or replacement of, or forbearance with respect to, any Obligation, cancellation of another guaranty, purchase of Borrower's assets, or other valuable consideration.

         2. CONTINUING, UNCONDITIONAL AND UNLIMITED GUARANTY. This Guaranty is irrevocable, continuing, unconditional and general without any limitation EXCEPT AS SET FORTH IN THE COMMITMENT LETTER.

         3. GUARANTOR'S WAIVERS. (a) Guarantor's obligations shall not be released, impaired or affected in any way by (i) Borrower's bankruptcy, reorganization or insolvency under any law or that of any other party, or by any action of a trustee in any such proceeding; (ii) failure of any other party to perform its obligations to the Lender; or (iii) any other circumstance that might constitute a legal or equitable defense to Guarantor's or Borrower's obligations under this Guaranty, including without limitation: (A) any new agreements or obligations of Borrower with or to the Lender, amendments, changes in rate of interest, extensions of time for payments, modifications, renewals or the existence of or waivers of default as to any existing or future agreements of Borrower or any other party with the Lender; (B) any adjustment, compromise or release of any Obligations of Borrower, by the Lender or any other party; the existence or nonexistence or order of any filings, exchanges, releases, impairment or sale of, or failure to perfect a security interest in, any security for the Obligations, or the order in which payments and proceeds of collateral are applied; or acceptance by the Lender of any writing intended by any other party to create an accord and satisfaction with respect to any of the Obligations; (C) any fictitiousness, incorrectness, invalidity or unenforceability, for any reason, of any instrument or other agreement, or act of commission or omission by the Lender or Borrower; (D) any composition, extension, moratoria or other statutory relief granted to Borrower; or (E) any interruption in the business relations between the Lender and Borrower, or any dissolution or change in form of organization, name or ownership of Borrower or Guarantor.

                  (b) WAIVERS OF NOTICE, ETC. The Guarantor waives acceptance, assent and all rights of notice or demand including without limitation (i) notice of acceptance of this Guaranty, of Borrower's default or nonpayment of any Obligation, and any changes in Borrower's financial condition; (ii) presentment, protest, notice of protest and demand for payment; and (iii) any other notice, demand or condition to which Guarantor might otherwise be entitled prior to the Lender's reliance on or enforcement of this Guaranty.

                  (c) WAIVER OF SUBROGATION. Notwithstanding any other provision in this Guaranty, Guarantor irrevocably waives, without notice, any right it may have at law or in equity (including without limitation any law subrogating Guarantor to the rights of the Lender) to seek contribution, indemnification or any other form of reimbursement from Borrower or any other obligor or guarantor of the Obligations for any disbursement made under this Guaranty or otherwise.

         4. TERMINATION; REINSTATEMENT. This Guaranty can be terminated (a) only with respect to Obligations not yet incurred, and (b) only by actual receipt by the Lender officer named above (or, if none is specified, Lender's General Counsel) of written notice of Guarantor's intent to terminate (or Guarantor's dissolution) plus (c) the lapse of a reasonable time for Lender to act on such notice. This Guaranty cannot be terminated with respect to any Obligations committed or contracted for or outstanding at the time the Lender acts on such notice, or any prior or subsequent modifications, renewals, extensions or replacements of or interest on such Obligations, or related Expenses. If any payment the Lender has received prior to termination subsequently is declared fraudulent or preferential or for any other reason required to be surrendered, Guarantor's obligations under this Guaranty and any related security agreements shall be reinstated and remain in effect until the Lender has actually received payment in full of the Obligations.

         5. EXPENSES. Guarantor agrees to reimburse the Lender on demand for all the Lender's REASONABLE OUT-OF-POCKET expenses, costs, damages and losses of any kind or nature, including without limitation actual attorneys' fees and disbursements whether for internal or external counsel incurred by the Lender in attempting to enforce this Guaranty, collect or restructure any of the Obligations, realize on any collateral, or for any other purpose related to the Obligations including but not limited to costs of workout, negotiations, redocumentation or bankruptcy or other legal proceedings or appeal (collectively, "Expenses"). Expenses will accrue interest at the highest legal rate until payment is actually received by the Lender.

         6. FINANCIAL AND OTHER INFORMATION. Guarantor shall promptly deliver to the Lender annual personal financial statements and any other financial information requested by the Lender AS SET FORTH IN SUBDIVISION (C) OF
"FINANCIAL REPORTING" OF THE COMMITMENT LETTER in form satisfactory to the Lender. Guarantor represents that his or her assets are not subject to any liens, encumbrances or contingent liabilities except as fully disclosed to the Lender in such statements. Guarantor warrants that all information Guarantor gives to the Lender at any time is correct, complete and not misleading. Guarantor resides at the above address and will notify the Lender immediately in writing upon any change in address. Guarantor understands this Guaranty and has satisfied himself or herself as to its meaning and consequences.

                  GUARANTOR AGREES THAT GUARANTOR WILL BE DEEMED TO HAVE REAFFIRMED AS OF THE DATE OF EACH ADVANCE BY LENDER TO BORROWER THIS GUARANTY AS COVERING EACH ADDITIONAL ADVANCE AND THE REPRESENTATIONS AND WARRANTIES PERTAINING TO GUARANTOR IN THE COMMITMENT LETTER; WILL MAINTAIN ANY EQUITY, LIQUIDITY AND NET WORTH REQUIREMENTS SET FORTH THEREIN AND DELIVER THE FINANCIAL STATEMENTS AND TAX RETURNS REQUIRED FROM GUARANTOR THEREIN.

         7. SECURITY; RIGHT OF SETOFF. As further security for payment of the Obligations, Expenses and any other obligations of Guarantor to the Lender, Guarantor hereby grants to the Lender a security interest in all money, securities and other property of Guarantor in the actual or constructive possession or control of the Lender including without limitation all deposits and other accounts owing at any time by the Lender in any capacity to Guarantor in any capacity (collectively, the "Property"). The Lender shall have the right AFTER AN EVENT OF DEFAULT BY BORROWER OR GUARANTOR to set off Guarantor's Property against any of Guarantor's obligations to the Lender and shall have all of the rights and remedies of a secured party under the Uniform Commercial Code in addition to those under this Guaranty and other agreements and applicable law.

         8. NO TRANSFER OF ASSETS. Guarantor shall not transfer, reinvest or otherwise dispose of his assets to MATERIALLY impair Guarantor's ability to perform its obligations under this Guaranty.

         9. NONWAIVER BY THE LENDER; MISCELLANEOUS. This DOCUMENT (INCLUDING THE COMMITMENT LETTER REFERRED TO HEREIN) is the entire agreement between Guarantor and the Lender with respect to the Guaranty. This Guaranty may be assigned by the Lender, shall inure to the benefit of the Lender and its successors and assigns, and shall be binding upon Guarantor and its successors and assigns. All rights and remedies of the Lender are cumulative and no such right or remedy shall be exclusive of any other right or remedy. This Guaranty does not supersede any other guaranty or security granted to the Lender by Guarantor or others (except as to Guarantor's Waiver of Subrogation rights above). No single, partial or delayed exercise by the Lender of any right or remedy shall preclude exercise by the Lender at any time at its sole option of the same or any other right or remedy of the Lender without notice. No course of dealing or other conduct, no oral agreement or representation made by the Lender or usage of trade shall operate as a waiver of any right or remedy of the Lender. No waiver or amendment of any right or remedy of the Lender or release by the Lender shall be effective unless made specifically in writing by the Lender. This Guaranty shall be governed by the laws of the State of New York, without regard to its principles of conflict of laws. Each provision of this Guaranty shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law. If any provision is nevertheless held invalid the other provisions shall remain in effect. Captions are solely for convenience and are not part of the substance of this Guaranty.

         10. JOINT AND SEVERAL; PRIMARY OBLIGATION. If there is more than one Guarantor, each Guarantor jointly and severally guarantees the payment and performance in full of all obligations under this Guaranty and agrees that the Lender need not seek payment from any source other than the undersigned
Guarantor. This Guaranty is a primary obligation, Guarantor's obligations hereunder are separate and independent of Borrower's and a separate action may be brought against Guarantor whether or not action is brought or joined against or with Borrower or any other party.

         11. GUARANTOR'S CONSENTS TO JURISDICTION. IN ANY ACTION OR OTHER LEGAL PROCEEDING RELATING TO THIS GUARANTY, GUARANTOR (A) CONSENTS TO THE PERSONAL JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF NEW YORK OR NEVADA, (B) WAIVES OBJECTION TO THE LAYING OF VENUE, (E) WAIVES PERSONAL SERVICE OF PROCESS AND SUBPOENAS, (D) CONSENTS TO SERVICE OF PROCESS AND SUBPOENAS BY REGISTERED OR CERTIFIED MAIL DIRECTED TO GUARANTOR AT THE LAST ADDRESS SHOWN IN THE LENDER'S RECORDS RELATING TO THIS GUARANTY, WITH SUCH SERVICE TO BE DEEMED COMPLETED FIVE BUSINESS DAYS AFTER MAILING, (E) WAIVES ANY RIGHT TO ASSERT ANY COUNTERCLAIMS OR SETOFF OR ANY DEFENSE BASED UPON A STATUTE OF LIMITATIONS OR UPON A CLAIM OF LACHES, (F) WAIVES ANY RIGHT TO ATTACK A FINAL JUDGMENT THAT IS OBTAINED AS A DIRECT OR INDIRECT RESULT OF ANY SUCH ACTION AND (G) CONSENTS TO EACH SUCH FINAL JUDGMENT BEING SUED UPON IN ANY COURT HAVING JURISDICTION. A SEPARATE ACTION MAY BE BROUGHT AGAINST GUARANTOR WHETHER OR NOT ACTION IS BROUGHT AGAINST OR JOINED WITH BORROWER OR ANY OTHER PARTY.

         12. WAIVER OF JURY TRIAL. Guarantor and the Lender each waive any right to trial by jury in any action with respect to this Guaranty.

                 [BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

         NOTICE: FOR PURPOSES OF THIS GUARANTY "OBLIGATIONS" IS NOT LIMITED TO PRESENTLY EXISTING INDEBTEDNESS, LIABILITIES AND OBLIGATIONS.

Dated:   AS OF APRIL 20, 2005

                                                  GUARANTOR:


SS # ------------------                           /s/ Bradford Honigfeld
____________________________                      ---------------------------
                                                  BRADFORD HONIGFELD



                                 ACKNOWLEDGMENT

STATE OF NEW JERSEY)
                   : SS:
COUNTY OF ESSEX    )

         On the 19th day of APRIL in the year 2005, before me, the undersigned, a Notary Public in and for said State, personally appeared BRADFORD HONIGFELD, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                            /s/Ruth J. Ribar
                                            ----------------------------------
                                            Notary Public


                                            RUTH J. RIBAR
                                            Notary Public, State of New Jersey
                                            My Commission Expires May 16, 2007

FOR BANK USE ONLY
Authorization Confirmed:


----------------------------
Signature